Exhibit 31.3
Chief Executive Officer Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, David G. Cramer, certify that:
1.I have reviewed this Amended Annual Report on Form 10-K/A of National Storage Affiliates Trust;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 22, 2026

By:	/s/ David G. Cramer
David G. Cramer
President and Chief Executive Officer